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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported):    February 3, 2000


                              DANIEL GREEN COMPANY
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                      000-00774                 150327010
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)


                                 ONE MAIN STREET
                           DOLGEVILLE, NEW YORK 13329
                    (Address of principal executive offices)

                                 (315) 429-3131
              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On February 3, 2000, Daniel Green Company (the "Company") closed its acquisition of two L.B. Evans' Son Company Limited Partnership ("L.B. Evans'") product lines and other L.B. Evans' assets, as well as the right to sell the slipper moccasin and slipper sock product lines of Woolrich, Inc. ("Woolrich").

             Daniel Green purchased the following assets from L.B. Evans:

                   1. All intellectual property of L.B. Evans', including, trademarks.

                   2. L.B. Evans' rights under a License Agreement between L.B. Evans' and John Rich and Sons Investment Holding Company, dated December 19, 1997, as amended, whereby L.B. Evans' is authorized to sell and distribute Woolrich brand slippers, moccasins and slipper sock product lines throughout the United States, its territories and possessions and Canada.

                   3. All customer lists and supplier lists of L.B. Evans'.

                   4. Certain computer hardware.

                   5. L.B. Evans' finished goods inventory, including all representations and guarantees in connection with the inventory, all rights against third parties, including rights to enforce confidentiality and duty of loyalty obligations to L.B. Evans'.

                   6. All prepaid items, deposits and other similar assets of L.B. Evans' attributable to the above-referenced assets.

                   7. All good will of L.B. Evans' associated with its business of selling men's and women's slippers and leisure footwear.

             The Company paid $781,293.75 for the finished goods inventory. The amount of said consideration is based upon the cost of said inventory. The remainder of the consideration paid will be an amount equal to 8% of the net invoice cost of slipper and leisure footwear product models sold by the Company under the L.B. Evans' and other acquired brand names for a period of three years after the closing of the transaction, except Woolrich brand sales, for which the Company will pay a royalty of 4% of net invoice cost for a period of three years after the closing of the transaction. The Company has also agreed to collect L.B. Evans' accounts receivable for a period of 180 days from the closing date. These elements of consideration were negotiated between the parties.

             There is no material relationship between L.B. Evans' and the Company or any of the Company's affiliates, directors, officers or associates of any such directors or officers.

             The funds for the purchase of the finished goods inventory was provided through a loan from Manufacturers and Traders Trust Company.


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         (b) Part of the assets acquired constitute physical property. Those assets are the customer lists and supplier lists for L.B. Evans', computer hardware of L.B. Evans' and the finished goods inventory of L.B. Evans'. These assets were used by L.B. Evans' in connection with its business of selling men's and women's slippers and leisure footwear. The Company intends to continue to use these assets for the same purpose.


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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 18, 2000            DANIEL GREEN COMPANY


                                     By: /s/ James R. Riedman
                                         ---------------------------------
                                         Name: James R. Riedman
                                         Title: Chairman and CEO


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